SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 30, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9117	36-3425828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address of Principal Executive Offices) (Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On July 30, 2004, Ryerson Tull, Inc. (the “Company”), through its wholly owned subsidiary Joseph T. Ryerson & Son, Inc., acquired 100% of the equity interest of J&F Steel, LLC (“J&F”) from Arbed Americas, LLC. The execution of the definitive agreement to purchase J&F was announced on June 15, 2004. The originally announced purchase price of $55 million was increased to approximately $55.3 million, which amount is subject to post-closing adjustment in accordance with provisions of the Purchase Agreement, dated June 14, 2004, by and among the Company, J & F Steel, LLC, Arbed Americas, LLC, Arcelor USA Holding, Inc. and Arcelor, S.A.. At closing, the Company paid approximately $22.3 million in cash to Arbed Americas, LLC, repaid approximately $19.5 million of J&F Steel’s intercompany borrowings, and deposited funds in escrow to pay principal, interest and fees for redemption of the $9 Million Town of Burns Harbor, Indiana, Adjustable Rate Industrial Development Revenue Bonds, Series 1996 (J&F Steel Corporation) and $4.5 Million Georgetown Charter Township, Michigan Limited Obligation Variable Rate 7-Day Demand Industrial Development Bonds, Series 1989 (J&F Steel Corporation Project). The purchase price was determined in arms’-length negotiation with seller Arbed Americas, LLC. None of Arbed Americas, LLC and its affiliates are affiliated with any of the Company, the Company’s directors and officers, or associates of the Company’s directors and officers.

The Company’s source of funds for the acquisition were funds borrowed under its revolving credit agreement with certain of its subsidiaries, a group of 14 lenders, JP Morgan Chase Bank as Administrative Agent, Security Agent and Swingline Bank, and General Electric Capital Corporation, as Syndication Agent and Security Agent. Simultaneously with the closing of the J&F acquisition, the revolving credit agreement was amended to increase the facility from $450 million to $525 million, to extend its termination date from December 31, 2006 to July 30, 2008, to add J&F as a borrower to the facility, and to make certain conforming and technical changes to the agreement.

As a result of the acquisition of J&F, the Company acquired four carbon flat rolled processing facilities and related equipment located in Burns Harbor, IN, Memphis, TN, Middleton, OH, and Jenison, MI. The Company intends to continue use of the facilities as carbon flat rolled processing facilities. The Company’s subsidiary, Joseph T. Ryerson and Son, Inc., intends to meet with union representatives to discuss the relocation of its Ryerson Tull Coil Processing division’s metals processing center at 111th Street, Chicago, IL, to J&F’s Burns Harbor location.

Item 7. Financial Statements and Exhibits

The following documents are filed as part of this report:

(a)	Financial Statements of Business Acquired

The required financial statements for the acquired assets are not yet available. The Company expects to file such financial statements within 60 days of the date of this report, in accordance with the rules of the Securities and Exchange Commission.

(b)	Pro Forma Financial Information

The required pro forma combined financial statements for the acquired assets are not yet available. The Company expects to file such financial statements within 60 days of the date of this report, in accordance with the rules of the Securities and Exchange Commission.

(c)	Exhibits.

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: August 4, 2004	/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated June 14, 2004 between the Company, Arbed Americas, LLC, J&F Steel, LLC, Arcelor USA Holding, Inc. and Arcelor S.A.

[The schedules and exhibits to the Purchase Agreement have been omitted in accordance with the instructions to Item 601 (b) (2) of Regulation S-K. The registrant hereby undertakes to provide a copy of the schedules and exhibits to the staff of the Securities and Exchange Commission upon request.]

2.2	Amendment Number One to Purchase Agreement dated July 29, 2004